                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          April 20, 2004

                          American Banknote Corporation
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                    001-3410              13-0460520
           --------                  -----------            -------------
(State or Other Jurisdiction of      (Commission            (IRS Employer
        Incorporation)               File Number)             ID Number)

 560 Sylvan Avenue, Englewood Cliffs, New Jersey               07632
 -----------------------------------------------            ---------
     (Address of principal executive offices)               (Zip Code)

    Registrant's Telephone Number, including area code:    201-568-4400

                                       N/A
          (Former name or former address, if changed since last report)

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Item 2.  Disposition of significant subsidiary

On April 6, 2004, American Banknote Corporation, (the "Company") entered into a series of agreements with the members of the senior lending syndicate, (the "Banking Syndicate") to ABN Australasia Limited (trading as the Leigh-Mardon Group ("LM")), its 90%-owned Australian subsidiary, and with a newly-formed company owned by the members of the Banking Syndicate, for the purpose of restructuring LM and to enable the Company to exit as the major shareholder of LM.

Under the terms of the Agreement, LM's capital structure was reorganized such that the Banking Syndicate forgave approximately $47.4 million of LM's $64.7 million of total senior bank debt (inclusive of LM's working capital facility). In exchange, the Parent exchanged its 90% controlling equity stake in LM for approximately (i) 11% of a total of approximately $20 million face amount of newly-issued preference stock and (ii) "deferred common equity" of up to 40% of LM, which will be issued in stages if and when the restructured senior bank debt and the preference stock of reorganized LM is fully repaid and redeemed, respectively.

This exchange results in a non-cash gain to the Company to the extent of (i) the net discharge of the Company's carrying value of LM's equity deficit, which was approximately $53.9 million at December 31, 2003 plus (ii) the value of the newly-issued preference shares received by the Company in such exchange, which is estimated to be approximately $2.1 million.

The pro forma effect of the LM restructuring on the Company's consolidated balance sheet, income statement and earnings per share as if the transaction occurred on December 31, 2003 would be as follows:

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
                                          Consolidated                     Consolidated
                                            with LM            LM       Proforma without LM
PROFORMA BALANCE SHEET                 December 31, 2003  Transaction    December 31, 2003
                                       -----------------  -----------   -------------------
Current assets                             $   66,764     $  (15,997)       $   50,767
    Property & Equipment, net                  53,285         (8,657)           44,628
    Other assets                               81,518           (170)           81,348
                                           ----------     ----------        ----------
                                              201,567        (24,824)          176,743

Current liabilities                            48,581        (20,434)           28,147

Current portion of long-term debt              59,943        (59,914)               29
                                           ----------     ----------        ----------
                                              108,524        (80,348)           28,176

Long-term debt                                100,667              -           100,667

Other long-term liabilities                    39,853           (428)           39,425
                                           ----------     ----------        ----------
    Total liabilities                         249,044        (80,776)          168,268

                                                              53,852
Stockholder's (deficit)                       (47,477)         2,100             8,475
                                           ----------     ----------        ----------
                                           $  201,567     $  (24,824)       $  176,743
                                           ==========     ==========        ==========

PROFORMA INCOME
STATEMENT AND EARNINGS PER SHARE

Loss before taxes on income and
    minority interest                      $  (47,807)    $    4,026        $  (43,781)
Taxes on income                                 4,249              -             4,249
                                           ----------     ----------        ----------
Loss before minority interest                 (52,056)         4,026           (48,030)
Minority interest                              (5,474)             -            (5,474)
                                           ----------     ----------        ----------
    Net loss                               $  (46,582)    $    4,026        $  (42,556)
                                           ==========     ==========        ==========
Net loss per common share
    Basic and Diluted                      $    (3.96)    $     0.34        $    (3.62)
                                           ==========     ==========        ==========

As a result of the above transaction, effective January 1, 2004 the Company will record the gain on the disposition of LM as a discontinued operation and will reflect the results of operations through the April 6, 2004 date of disposition as a component of discontinued operations. The Company will reflect its remaining preference stock investment in LM valued at approximately $2.1 million under the cost method, as it will have a non-controlling interest in LM.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits. To be filled in.

         2.1 Subscription and Shareholders Agreement for ABN Australasia Holdings Pty Limited dated April 6, 2004

         2.2 Deed of Assignment, Amendment and Novation dated April 6,2004

         2.3 Supplemental Agreement relating to ABN Australasia Holdings Pty Ltd dated April 6, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         AMERICAN BANKNOTE CORPORATION

                         By: /s/ Steven G. Singer
                             ----------------------------------------
                             Steven G. Singer
                             Chief Executive Officer, Chairman and Director

Dated: April 20, 2004